SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   July 10, 2008

EFFECTIVE PROFITABLE SOFTWARE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-50494	98-0412432
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Effective Profitable Software
1 Innwood Circle, Suite 209
 Little Rock, Arkansas, 72211
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(501) 223-3310
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 10, 2008, Effective Profitable Software, Inc., a Delaware corporation (the “Company” or “EPS”) entered into a non-binding letter of intent (the “Letter of Intent”) with Money4Gold, Inc., a Delaware corporation (“Money4Gold”).  Pursuant to the terms of the Letter of Intent, Money4Gold and the Company will commence the negotiation and preparation of a definitive acquisition agreement which shall contain customary representations, warranties and indemnities as agreed upon by Money4Gold, the Company and their shareholders, whereby Money4Gold will be acquired by the Company on or before August 15, 2008 (the “Acquisition”), provided that the requisite financial statements for Money4Gold are completed.

Pursuant to the Letter of Intent, upon the closing of the transaction, the Company will acquire 100% of the issued and outstanding shares of Money4Gold and shall issue to the Money4Gold shareholders one share of the Company’s common stock for each share of Money4Gold.

Money4Gold is principally engaged in soliciting individuals interested in selling unwanted items containing precious metals, provide those individuals with the means and materials necessary to send those items in to our refinery, purchase the items at scrap price and then process/refine the materials into their pure form.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None; not applicable.

(b)	Pro Forma Financial Information.

None; not applicable.

(c)	Exhibits.

Exhibit Number	Description

10.1	Letter of Intent for business combination between the Company and Money4Gold, Inc., entered into on July 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Effective Profitable Software, Inc.
Dated: July 10, 2008
By:  /s/ Gary Moore
Gary Moore
CEO